  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1997
                                                     REGISTRATION NO. 333-28519

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                         CORSAIR COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

         DELAWARE                    3663                    77-0390406
     (State or other     (Primary Standard Industrial     (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
     incorporation or
      organization)

                             3408 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                                (415) 842-3300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ---------------

                                MARY ANN BYRNES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         CORSAIR COMMUNICATIONS, INC.
                             3408 HILLVIEW AVENUE
                          PALO ALTO, CALIFORNIA 94304
                                (415) 842-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------
                                  COPIES TO:

        JOHN A. DENNISTON, ESQ.                  NEIL J. WOLFF, ESQ.
       MICHAEL S. KAGNOFF, ESQ.               CHRISTOPHER F. BOYD, ESQ.
        THOMAS E. HORNISH, ESQ.                  YOICHIRO TAKU, ESQ.
    BROBECK, PHLEGER & HARRISON LLP       WILSON SONSINI GOODRICH & ROSATI
    550 West "C" Street, Suite 1300           Professional Corporation
      San Diego, California 92101                650 Page Mill Road
            (619) 234-1966                   Palo Alto, California 94304
                                                   (415) 493-9300

                               ---------------

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED AMENDMENT NO. 3 TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PALO ALTO, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON THE 28TH DAY OF JULY, 1997.

                                          Corsair Communications, Inc.


                                          By:       /s/ Mary Ann Byrnes
                                              --------------------------------
                                                      MARY ANN BYRNES
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMENDMENT NO. 3 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

         /s/ Mary Ann Byrnes           President, Chief         July 28, 1997
_____________________________________   Executive Officer
          (MARY ANN BYRNES)             and Director
                                        (Principal
                                        Executive Officer)

                  *                    Chief Financial          July 28, 1997
_____________________________________   Officer and
         (MARTIN J. SILVER)             Secretary
                                        (Principal
                                        Financial and
                                        Accounting Officer)

                  *                    Chairman of the          July 28, 1997
_____________________________________   Board and Director
         (KEVIN R. COMPTON)

                  *                    Director                 July 28, 1997
_____________________________________
         (PETER L.S. CURRIE)

                  *                    Director                 July 28, 1997
_____________________________________
           (DAVID H. RING)

                  *                    Director                 July 28, 1997
_____________________________________
        (ROLAND L. ROBERTSON)

                  *                    Director                 July 28, 1997
_____________________________________
             (STEVE DOW)



*By:     /s/ Mary Ann Byrnes
    ---------------------------------
    MARY ANN BYRNES, ATTORNEY-IN-FACT


                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1.1+   Form of Underwriting Agreement.
  3.1+   Amended and Restated Certificate of Incorporation of the Company, as
         amended.
  3.2+   Form of Amended and Restated Certificate of Incorporation of the
         Company to become effective immediately prior to this Offering.
  3.3+   Bylaws of the Company, as amended.
  3.4+   Form of Restated Bylaws of the Company to be effective upon completion of this Offering.
  4.1+   Form of Certificate for Common Stock.
  5.1+   Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common
         Stock being registered.
 10.1+   Series A Preferred Stock Purchase Agreement between the Company and the purchasers listed on Schedule A thereto, dated December 10, 1994
 10.2+   Asset Purchase Agreement between the Company and ESL Incorporated, dated December 14, 1994.
 10.3+   Series A Preferred Stock Purchase Agreement between the Company and
         ESL Incorporated, dated December 14, 1994.
 10.4*   License and Technical Assistance Agreement between the Company, TRW
         Inc. and ESL Incorporated, dated December 14, 1994.
 10.5*   AirTouch Assignment Agreement between the Company and ESL
         Incorporated, dated December 14, 1994.
 10.6*   Development and License Agreement between ESL Incorporated and PacTel
         Corporation, dated October 4, 1993.
 10.7*+  First Amendment to the Development and License Agreement between ESL
         Incorporated and PacTel Corporation, dated October 23, 1994.
 10.8*+  Second Amendment to and Consent of Assignment of the Development and
         License Agreement between the Company and AirTouch, dated December 14,
         1994.
 10.9*   Third Amendment to the Development and License Agreement between the
         Company and AirTouch, dated August 18, 1995.
 10.10+  1995 Stock Option/Stock Issuance Plan.
 10.11+  1995 Stock Option/Stock Issuance Plan Form of Notice of Grant.
 10.12+  1995 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.13+  1995 Stock Option/Stock Issuance Plan Form of Stock Purchase
         Agreement.
 10.14*  Patent License Agreement.
 10.15+  Master Lease Agreement, as amended, and Schedules VL-1 and VL-2 between the Company and Comdisco, Inc., dated August 31, 1995.
 10.16+  Loan and Security Agreement between the Company and Comdisco, Inc., dated August 31, 1995.
 10.17+  Secured Promissory Note from the Company to Comdisco, Inc., dated
         August 31, 1995.
 10.18+  Warrant granted to Comdisco, Inc. to purchase Series B Preferred
         Stock, dated August 31, 1995.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.19+  Series B Preferred Stock Purchase Agreement between the Company and the investors listed on Schedule A thereto, dated October 31, 1995.
 10.20+  1996 Stock Option/Stock Issuance Plan, as amended.
 10.21+  1996 Stock Option/Stock Issuance Plan Form of Notice of Grant, as
         amended.
 10.22+  1996 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 10.23+  1996 Stock Option/Stock Issuance Plan Form of Stock Purchase
         Agreement, as amended.
 10.24+  Promissory Note from Martin Silver to the Company, dated April 10,
         1996.
 10.25+  Promissory Note from Martin Silver to the Company, dated April 10,
         1996.
 10.26+  Loan and Security Agreement between the Company and Comdisco, Inc., dated July 31, 1996.
 10.27+  Warrant granted to Comdisco, Inc. to purchase Series B Preferred
         Stock, dated July 31, 1996.
 10.28+  Secured Promissory Note from the Company to Comdisco, Inc., dated July
         31, 1996.
 10.29+  Loan and Security Agreement between the Company and MMC/GATX
         Partnership No. 1, dated July 31, 1996.
 10.30+  Warrant granted to MMC/GATX Partnership No. 1 to purchase Series B
         Preferred Stock, dated July 31, 1996.
 10.31+  Secured Promissory Note from the Company to MMC/GATX Partnership No.
         1, dated July 31, 1996.
 10.32+  Warrant granted to Comdisco, Inc. to purchase Series B Preferred
         Stock, dated August 5, 1996.
 10.33+  Loan and Security Agreement between the Company and Silicon Valley
         Bank, dated August 30, 1996.
 10.34+  Series C Preferred Stock Purchase Agreement between the Company and the investors listed on Schedule A thereto, dated October 30, 1996.
 10.35+  Amended and Restated Investors' Rights Agreement between the Company and various stockholders, dated October 30, 1996.
 10.36+  Amendment No. 1 to the Amended and Restated Investors' Rights
         Agreement between the Company and various stockholders, dated March 7,
         1997.
 10.37+  Directed Share Agreement between the Company and the investors listed on Exhibit A thereto, dated October 30, 1996.
 10.38+  Promissory Note from Mary Ann Byrnes to the Company, dated November
         14, 1996, as amended.
 10.39+  1997 Officer Stock Option Plan.
 10.40+  1997 Officer Stock Option Plan Form of Stock Option Agreement, as
         amended.
 10.41   1997 Employee Stock Purchase Plan.
 10.42+  1997 Stock Incentive Plan.
 10.43+  1997 Stock Incentive Plan Form of Notice of Grant.
 10.44+  1997 Stock Incentive Plan Form of Stock Option Agreement.
 10.45+  Lease dated January 10, 1997 between the Company and San Thomas
         Investment Company.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.46+  Series D Preferred Stock Purchase Agreement between the Company and the investors listed on Schedule A thereto, dated March 7, 1997.
 10.47+  Form of Master Purchase and Licensing Agreement.
 10.48+  Form of Confidential Disclosure Agreement.
 10.49+  Form of Indemnification Agreement between the Company and each of its directors.
 10.50+  Form of Indemnification Agreement between the Company and each of its officers.
 10.51+  Form of Written Consent of Holders of Series A, Series B, Series C and
         Series D Preferred Stock to conversion.
 10.52+  Form of Waiver of Registration Rights.
 11.1+   Statement of Computation of Pro Forma Per Share Amounts.
 23.1+   Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
 23.2+   Consent and Report on Schedule of KPMG Peat Marwick LLP, Independent
         Accountants.
 24.1+   Power of Attorney (See Page II-7).
 27.1+   Financial Data Schedule.

--------
* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.
+ Previously filed with the Commission.